As filed with the Securities and Exchange Commission on January 21, 2009
Registration No. 333-142272

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ACE Aviation Holdings Inc.
(Exact name of Registrant as specified in its charter)

Canada	4512	N/A
(Province or other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

5100 de Maisonneuve Boulevard West
Montreal, Quebec
Canada H4A 3T2
(514) 205-7856
 (Address and Telephone Number of Registrant's Principal Executive Offices)

CT Corporation System
111 Eighth Avenue
New York, New York  10011
(212) 894-8940
 (Name, Address and Telephone Number of Agent for Service)

Copies to:

Chistopher W. Morgan, Esq. Riccardo A. Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street Suite 1750, P.O. Box 258 Toronto, Ontario M5K 1J5 (416) 777-4700	Jean Marc Huot, Esq. Stikeman Elliott LLP 1155 Rene-Levesque Blvd. West Suite 4000 Montreal, Quebec H3B 3V2 (514) 397-3000

Approximate date of commencement of proposed sale of the securities to the public: N/A

Province of Quebec, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☒	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	At some future date (check the appropriate box below):
		1.	☐	Pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
		2.	☐
Pursuant to Rule 467(b) on (     ) at (     ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (    ).

		3.	☐
Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

		4.	☐	After the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. □
If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement.

EXPLANATORY NOTE - DEREGISTRATION OF SECURITIES

ACE Aviation Holdings Inc. (the "Registrant") is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form F-10 to deregister all of its Class A Variable Voting Shares and all of its Class B Voting Shares that were previously registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form F-10 (Commission File No. 333-142272), as amended (the "Registration Statement").  The Registration Statement was initially filed with the Commission on April 20, 2007 and became effective on May 18, 2007.

Pursuant to the Registration Statement, 8,529,070 of the Registrant's Class A Variable Voting Shares and an indeterminate number of the Registrant's Class B Voting Shares (either Class A Variable Voting Shares, if held by a person who is not a Qualified Canadian, as such term is defined in the Canada Transportation Act, as amended, or Class B Voting Shares, if held by a person who is a Qualified Canadian) (collectively, the "Shares") were registered under the Securities Act as required by the Registration Rights Agreement, dated September 30, 2004, between the Registrant and Promontoria Holding III B.V., an affiliate of Cerberus Capital Management, L.P.  No sales of the Shares were made pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada on January 21, 2009.

ACE AVIATION HOLDINGS INC.

By:		/s/ Brian Dunne
	Name:	Brian Dunne
	Title:	Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the 1933 Act, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on January 21, 2009.

Signature	Title

*
Robert A. Milton	Chairman, President and Chief Executive Officer

/s/ Brian Dunne
Brian Dunne	Executive Vice President and Chief Financial Officer

*
Bernard Attali	Director

*
Robert E. Brown	Director

*
Michael M. Green	Director

W. Brett Ingersoll	Director

*
Pierre Marc Johnson	Director

*
Richard H. McCoy		Director

David I. Richardson		Director

*
Marvin Yontef		Director

*By:	/s/ Brian Dunne
Brian Dunne
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the 1933 Act, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this Post-Effective Amendment No. 1 to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada on January 21, 2009.

MAPLE LEAF HOLDINGS USA INC. (Authorized U.S. Representative)

By:		/s/ Michael Rousseau
	Name:	Michael Rousseau
	Title:	President